EXHIBIT 10(ff)

                          GUARDIAN INTERNATIONAL, INC.

                       Nonqualified Stock Option Agreement
                       -----------------------------------

         1. Grant of Option. In accordance with and subject to the terms and conditions of (a) the 1999 Stock Option Plan of Guardian International, Inc., as it may be amended from time to time (the "Plan"), a copy of which is attached hereto as Exhibit A, and (b) this Nonqualified Stock Option Agreement (the "Agreement"), Guardian International, Inc., a Florida corporation (the "Company"), grants to the optionee identified on Schedule 1 attached hereto (the "Optionee") a nonqualified stock option (the "Option") to purchase the number of shares (the "Shares") of its Class A Voting Common Stock, $.001 par value ("Common Stock"), set forth on Schedule 1, at the option exercise price set forth in Schedule 1. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

         2. Acceptance by Optionee. The exercise of the Option or any portion thereof is conditioned upon acceptance by the Optionee of the terms and conditions of this Agreement, as evidenced by the Optionee's execution of
Schedule 1 to this Agreement and the delivery of an executed copy of Schedule 1 to the Company.

         3. Vesting of Option. The Option shall vest in accordance with the vesting schedule set forth in Schedule 1. In the event that the Optionee's employment with or service to the Company or a Subsidiary is terminated prior to the date on which the Option or any portion thereof becomes vested, the non-vested portion of the Option will be void, and will not become exercisable by the Optionee.

         4. Expiration of Option. The Option shall expire on the date set forth in Schedule 1 (the "Expiration Date"), unless earlier terminated as set forth in
Section 6 below, and may not be exercised after such date.

         5. Conditions to Exercise of Option. Except as otherwise set forth in
Section 6 below, the Optionee may exercise the Option or any portion thereof after it has vested and during his lifetime only while he is employed by, or provides service to, the Company or a Subsidiary or within a period of three months from the date of cessation of employment or service to the Company or a Subsidiary. To be entitled to exercise the Option, the Optionee must have remained an employee of, or provided service to, the Company or a Subsidiary at all times since the date of this Agreement and at the time the Optionee exercises the Option or any portion thereof.

         6. Termination of Employment or Service.

                   (i) Upon termination by the Company or a Subsidiary of the Optionee's employment or service for Cause (as defined below), the Option shall terminate as of the date of such termination and may not be exercised after such date; (ii) upon the resignation by the Optionee of Optionee's employment or service or upon termination by the Company or a Subsidiary of the Optionee's employment or service other than for Cause, the Option shall terminate on the date three months after Optionee's resignation or termination other than for Cause; and (iii) upon termination of the Optionee's employment or service because Optionee is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) or Optionee dies, the Optionee (or Optionee's estate, in


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the event of the Optionee's death) may exercise the Option or any unexercised, vested portion thereof within the period ending on the sooner of (a) one year after such termination, and (b) the Expiration Date, after which time any unexercised portion of the Option shall expire.

For purposes of this Agreement, the Company shall have "Cause" to terminate the Optionee's employment or service if (i) the Optionee engages in one or more acts constituting a felony; (ii) the Optionee willfully engages in one or more acts involving actual fraud; (iii) the Optionee willfully misappropriates Company assets or willfully engages in misconduct either of which is materially injurious to the Company or its affiliates; or (iv) the Optionee has materially and willfully failed to perform his/her duties under this Agreement. For purposes of this Agreement, the term "willful" means an act done, or omitted to be done, by the Optionee in bad faith, provided that the Optionee knew or reasonably should have known that the act or omission was not in the best interest of the Company.

         7. Procedure for Exercise. The Option may be exercised for the number of Shares specified in a written notice delivered to the Company at least ten days prior to the date on which purchase is requested, accompanied by full payment in cash, or, with the consent of the Committee, in Common Stock or by a promissory note payable to the order of the Company which is acceptable to the Committee. Such payment may, with the consent of the Committee, also consist of a cash down payment and delivery of such a promissory note in the amount of the unpaid option exercise price. In the discretion of and subject to the conditions as may be established by the Committee, payment of the option exercise price may also be made by the Company retaining from the Shares to be delivered upon exercise of the Option, or portion thereof, that number of Shares having a fair market value on the date of exercise equal to the option exercise price of the number of Shares with respect to which the Optionee exercises the Option, or portion thereof. Such payment may also be made in such other manner as the Committee determines is appropriate, in its sole discretion, subject to the restrictions set forth in the Plan. If upon exercise of all or a portion of the Option there shall be payable by the Company or a Subsidiary any amount for income tax withholding, then, at the Company's option and as a condition to such exercise, either (i) the Company shall reduce the number of Shares to be issued to the Optionee by a number of Shares of Common Stock having an aggregate fair market value on the date of exercise equal to the amount of such income tax withholding or (ii) the Optionee shall pay such amount to the Company or its Subsidiary, as applicable. If any applicable law requires the Company to take any action with respect to the Shares specified in the written notice of exercise, or if any action remains to be taken under the Articles of Incorporation or Bylaws of the Company, as in effect at the time, to effect due issuance of the Shares, then the Company shall take such action and the day for delivery of such Shares shall be extended for the period necessary to take such action. No Optionee shall have any of the rights of a shareholder of the Company under any Option unless and until the Shares are issued or transferred to the Optionee in accordance with the terms of the Award.

         8. Non-Transferability of Stock Options. No Option granted hereunder to the Optionee shall be transferable by the Optionee otherwise than by will, or by the laws of descent and distribution, and such Option shall be exercisable, during the lifetime of the Optionee, only by the Optionee; provided, however, that in the event of the Optionee's disability, his or her legal representative may exercise the Option on the Optionee's behalf.

         9. No Right to Employment or Service. Nothing contained in the Plan or in this Agreement, nor any action taken by the Committee, shall confer upon the Optionee any right with respect to continuation of employment by, or service to,


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the Company or a Subsidiary as an employee or in any other capacity nor interfere in any way with the right of the Company or a Subsidiary to terminate the Optionee's employment or service at any time with or without Cause.

         10. Representations as to Purchase of Shares. As a condition of the Company's obligation to issue Shares upon exercise of the Option, if requested by the Company, the Optionee shall, concurrently with the delivery of the stock certificate representing the Shares so purchased, give such written assurances to the Company, in the form and substance that its counsel reasonably requests, to the effect that the Optionee is acquiring the Shares for investment and without any present intention of reselling or redistributing the same in violation of any applicable law, and the Company shall have the right to endorse the certificate representing the Shares with an appropriate restrictive legend as to compliance with such law. In the event that the Company registers the Shares under the Securities Act of 1933, as amended, and any applicable state laws, the issuance of such Shares shall not be subject to the restrictions contained in this paragraph 10.

         11. Compliance With Applicable Law. The issuance of the Shares pursuant to the exercise of this Option is subject to compliance with all applicable laws including, without limitation laws governing withholding from employees and nonresident aliens for income tax purposes. This Agreement shall be governed by the laws of the State of Florida and the federal laws of the United States.

         12. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all the terms and provisions of the Plan as if the same were fully set forth in this Agreement. The Optionee hereby acknowledges that he has received, read and understood the copy of the Plan attached to this Agreement. If there is a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern.

         13. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of all successors of the Company. This Agreement may not be amended without the express written consent of both parties hereto.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed as of the date of grant set forth in Schedule 1.

                                    GUARDIAN INTERNATIONAL, INC.



                                    By:  /s/RICHARD GINSBURG
                                         -------------------
                                         Richard Ginsburg, President
                                         and Chief Executive Officer




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

                                   Schedule 1

                       Nonqualified Stock Option Agreement
                       -----------------------------------

Name of Optionee:                   William Remington

Number of Shares:                   75,000 (seventy-five thousand) shares of Common Stock

Option Exercise Price Per Share:    $0.69

Date of Grant:                      September 13, 1999

Expiration Date:                    September 13, 2009

Vesting Schedule:                   15,000 shares of Common Stock September 13, 1999
                                    15,000 shares of Common Stock September 13, 2000
                                    15,000 shares of Common Stock September 13, 2001
                                    15,000 shares of Common Stock September 13, 2002
                                    15,000 shares of Common Stock September 13, 2003

         The undersigned agrees to the terms and conditions of the Nonqualified Stock Option Agreement of which this Schedule 1 is a part, and acknowledges receipt of (a) the 1999 Stock Option Plan of Guardian International, Inc. and
(b) Guardian International, Inc.'s most recent Annual Report on Form 10-KSB.

Date Accepted: September 13, 1999
               ------------------

By:  /s/WILLIAM REMINGTON
     --------------------

Name:  William Remington
       -----------------